EXHIBIT 4.2

HEALTH SCIENCES GROUP, INC.
FORM OF
STOCK PURCHASE AGREEMENT

This AGREEMENT is made effective as of the _____ day of ________, ____, (the "Sale Date"), by and between HEALTH SCIENCES GROUP, INC.., a corporation (the "Company"),and ___________________ (the "Stock Purchaser").

RECITALS

WHEREAS, the Board of Directors of the Company has established the 2006 Stock Option Deferred Stock and Restricted Stock Plan (the "Plan" unless otherwise specified) effective as of ____________; and

WHEREAS, pursuant to the provisions of said Plan, the Board of Directors of the Company, by action duly taken on _________________, sold to the Stock Purchaser shares of the Common Stock of the Company (the "Common Stock") on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants set forth herein and other good and valuable consideration, the parties hereto agree as follows:

1. Price. The Stock Purchaser hereby purchases an aggregate of ___________ shares of Common Stock at the price of $____________ per share (the "Price"), on the terms and conditions set forth herein. Upon execution hereof, the Stock Purchaser shall pay to the Company the Price per share for the shares purchased hereby. [OPTIONAL PROVISION] The purchase price for the shares consist of the rendition of the following services _____________________. [OPTIONAL PROVISION] Pursuant to a determination of the Company's Board of Directors to provide financial assistance to the Stock Purchaser for the purchase of the shares the Stock Purchaser hereby by executing this Stock Purchase Agreement also executes the following promissory note:

[OPTIONAL PROVISION] Promissory Note. On or before ______________ (the "Due Date") the Stock Purchaser promises to pay the sum of _________________ with interest at the rate of 9% per annum to accrue and to be paid along with principal on the Due Date, subject, however, to an acceleration of the Due Date in the event that the Company should be sold in which case the Due Date shall be the date of the closing of such sale. This note is secured by _______________ shares of Common Stock purchased by the Stock Purchaser pursuant hereto. The Stock Purchaser hereby grants the Company a security interest in the shares of Common Stock purchased hereby. The secured party shall have such rights of a secured party as are provided under the California Commercial Code. To effectuate this pledge, the shares of Common Stock serving as collateral shall be delivered to a pledgeholder who shall be the Secretary of the Company who agrees to hold the stock as pledgeholder under this Agreement. Until the promissory note is paid in full the Stock Purchaser grants an irrevocable proxy, coupled with an interest to secure payment of this note to ________________________ to vote his shares on all matters that come up for a shareholders' vote as ______________________ may determine. This note is non-recourse meaning that in the event of non-payment of the principal and interest on the Due Date, the sole recourse of the Company shall be against the collateral and the Stock Purchaser shall have no personal liability with respect to the note. The Stock Purchaser hereby grants an irrevocable power of attorney to _______________________ to act as his attorney-in-fact to effectuate the transfer of shares in the event that recourse against the collateral becomes necessary. If and when the note is paid in full the shares shall be released from the pledge and the stock certificates representing the shares shall be delivered to the Stock Purchaser free of the pledge. The Stock Purchaser recognizes that a legend will be placed upon the stock certificates setting forth a reference to provisions hereof.

2. Vesting. The shares set forth in the table below shall vest in installments of 20% per year for each year from the date hereof (or prior hereto as allowed by the Plan), as more particularly set forth in the table below:

Number of Shares              Vesting Dates

_______     ____________

_______     ____________

_______     ____________

[OPTIONAL PROVISION] The shares are fully vested as of the date hereof. [OPTIONAL PROVISION] provide for alternative vesting formula.

"Vesting" means free of the right of the Company to repurchase the shares pursuant to Paragraph 10 of the Plan; i.e., on the vesting dates set forth in the above table, the Company shall have no right to repurchase the shares which are shown in the table to have vested as of said date.

3. Governing Plan. This Agreement hereby incorporates by reference the Plan and all of the terms and conditions of the Plan as heretofore amended and as the same may be amended from time to time hereafter in accordance with the terms thereof, but no such subsequent amendment shall adversely affect the Stock Purchaser's rights under this Agreement and the Plan except as may be required by applicable law. The Stock Purchaser expressly acknowledges and agrees that the pro-visions of this Agreement are subject to the Plan; the terms of this Agreement shall in no manner limit or modify the controlling provisions of the Plan, and in case of any conflict between the provisions of the Plan and this Agree-ment, the provisions of the Plan shall be con-trolling and binding upon the parties hereto. The Stock Purchaser also hereby expressly acknowledges, represents and agrees as follows:

(a) Acknowledges receipt of a copy of the Plan, a copy of which is attached hereto and by reference incorporated herein, and represents that he is familiar with the terms and provisions of said Plan, and hereby accepts this Agreement Subject to all the terms and provisions of said Plan.

(b) Agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors (or the Committee, if so authorized) upon any questions arising under the Plan.

(c) Acknowledges that he is familiar with all Sections of the Plan including the provisions regarding Termina-tion of Employment.

(d) Acknowledges, understands and agrees that the existence of the Plan and the execution of this Agreement are not sufficient by themselves to cause any purchase of stock under Plan to qualify for favorable tax treatment.

4. Representations and Warranties. The Stock Pur-chaser hereby makes a representation and warranty that the shares are being acquired only for investment and without any present intention to sell or distribute such shares. An appropriate legend restricting transferability of the shares, as may be required by the Securities Act of 1933, may be placed by the Company on the certificates representing the shares, unless the shares are registered under Form S-8.

5. Shares/Transferable. Until the shares are fully paid for or fully vested they may not be sold, pledged, hypothecated, assigned, encumbered, gifted or otherwise transferred in any manner, either voluntarily or involuntarily by operation of law, except by will or the laws of descent or distribution and except for the pledge created hereby.

6. No Enlargement of Employee Rights. Nothing in this Agreement shall be construed to confer upon the Stock Purchaser (if an employee) any right to continued employment with the Company (or an Affiliated Company), or to restrict in any way the right of the Company (or an Affiliated Company if he is an employee thereof) to terminate his employment. Stock Purchaser acknowledges that in the absence of an express written employment agreement to the contrary, Stock Purchaser's employment with the Company may be terminated by the Company at any time, with or without cause.

7. Withholding of Taxes. Stock Purchaser authorizes the Company to withhold, in accordance with any applicable law, from any compensation payable to him any taxes required to be withheld by federal, provincial or local law as a result of the issuance of stock pursuant to this Agreement. The Stock Purchaser acknowledges that it his own responsibility to file an 83(b) election with the Internal Revenue Service (if he is a U.S. resident) concerning this transaction or such other forms as may be applicable in his home jurisdiction. The Stock Purchaser shall contact his own personal accountant and provide the necessary information to the Stock Purchaser's accountant to permit the accountant to fill out and file on his behalf an 83(b) election form (if applicable or such other form as is required) which must be filed within 30 days from the date hereof. Failure to file such form timely may result in adverse tax consequences to the Stock Purchaser. Stock Purchaser acknowledges that it is not the Company's responsibility to provide him with tax advise or assistance, financial or otherwise in connection with the preparation, filling out and filing of the 83(b) election or any other election under his home jurisdiction.

8. Laws Applicable to Construction. This Agreement shall be construed and enforced in accordance with the laws of California.

9. Agreement Binding on Successors. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors, transferees and assignees of the Stock Purchaser.

10. Necessary Acts. The Stock Purchaser agrees to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities laws.

11. Counterparts. For convenience this Agreement may be executed in any number of identical counterparts, each of which shall be deemed a complete original in itself and may be introduced in evidence or used for any other purpose without the production of any other counterparts.

12. Invalid Provisions. In the event that any provision of this Agreement is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforce-able provision was not contained herein.

IN WITNESS WHEREOF, the Company and the Stock Purchaser have executed this Agreement effective as of the date first written hereinabove.

By: ___________________________________________	____________________________________
Title: ___________________________________	Street Address

____________________________________
City and State

____________________________________
Social Security No.

Agreed to and Accepted:

___________________________________

By his or her signature below, the spouse of the Stock Purchaser acknowledges that he or she has read this Agreement and the Plan and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of said Agreement and said Plan document; the spouse by signing below agrees to be bound by this agreement and designates Stock Purchase as attorney in fact with respect to all matters pertaining thereto.

        ___________________________________
        Spouse
        Dated:

By his or her signature below the Stock Purchaser represents that he or she is not legally married as of the date of execution of this Agreement.

                                    _________________________________
        Stock Purchaser

        Date: ____________________________